As filed with the Securities and Exchange Commission on August 17, 2009
 Registration No. 333-147240

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________

LaserCard Corporation
(Exact Name of Registrant as Specified in Its Charter)
___________________

Delaware (State or other jurisdiction of incorporation or organization)	77-0176309 (I.R.S. Employer Identification No.)

1875 North Shoreline Boulevard
Mountain View, California 94043
(Address, Including Zip Code, of Principal Executive Offices)
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LaserCard Corporation Employee Stock Purchase Plan
 (Full Title of the Plan)
___________________

Steven G. Larson
Vice President and Chief Financial Officer
LaserCard Corporation
1875 North Shoreline Boulevard
Mountain View, California 94043
(650) 969-4428
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Timothy Curry
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
 (650) 473-2600
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EXPLANATORY NOTE

LaserCard Corporation, a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2007 (Commission File No. 333-147240 and referred to herein as the “Registration Statement”) with respect to shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the LaserCard Corporation Employee Stock Purchase Plan (the “Plan”).  A total of 100,000 shares of Common Stock were initially registered for issuance under the Registration Statement.

The Registrant has since terminated the Plan effective as of February 20, 2009.  No future awards will be made under the Plan and no awards remain outstanding under the Plan.  The purpose of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement is to deregister the 29,300 shares of Common Stock that remain available for issuance under the Plan (referred to herein as the “Plan Shares”).  The Plan Shares are hereby deregistered.

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 17th day of August, 2009.

LASERCARD CORPORATION

By	/s/ Robert T. DeVincenzi
Robert T. DeVincenzi
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert T. DeVincenzi	Director, President and Chief Executive Officer	August 17, 2009
Robert T. DeVincenzi	(Principal Executive Officer)

/s/ Steven G. Larson	Vice President of Finance and Treasurer (Principal	August 17, 2009
Steven G. Larson	Financial Officer and Principal Accounting Officer)

*	Chairman of the Board and Director
Bernard C. Bailey

*	Vice Chairman of the Board and Director
Donald E. Mattson

*	Director
Arthur H. Hausman

*	Director
Albert J. Moyer

*	Director
Walter F. Walker

* By:	/s/ Steven G. Larson	August 17, 2009
Steven G. Larson
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

24.1	Power of Attorney (previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8 to which this is Post-Effective Amendment No. 1 on Form S-8).